Exhibit 99






                         CENTENNIAL COMMUNICATIONS CORP.
                              AND ITS SUBSIDIARIES


                          EMPLOYEE STOCK PURCHASE PLAN










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              CENTENNIAL COMMUNICATIONS CORP. AND ITS SUBSIDIARIES

                          EMPLOYEE STOCK PURCHASE PLAN


1. PURPOSE

The purpose of the Centennial Communications Corp. and its Subsidiaries Employee Stock Purchase Plan (the "Plan") is to enable Eligible Employees of Centennial Communications Corp. (the "Company") and its Subsidiaries to acquire proprietary interests in the Company through the ownership of common stock in the Company. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings. It is the intention of the Company to have the Plan qualify as an "an employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. DEFINITIONS

The following terms have the following meanings:

(a) "Annual Pay" shall mean an amount equal to the annual basic rate of pay of an Eligible Employee as determined from the payroll records of the Company or a Subsidiary on the effective date of an offer of stock made pursuant to the Plan.

(b) "Average Market Price" shall mean the average of the high and low prices for the Company's Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) (or other quotation service). If the Company's Common Stock is not regularly traded in the over-the-counter market, but is registered on a national securities exchange, "Average Market Price" shall mean the closing price of the Company's Common Stock on such national securities exchange.

(c)  "Board of Directors" shall mean the board of directors of the Company.

(d) "Common Stock" shall mean shares of the $.01 par value Class A common stock of the Company.

(e) "Eligible Employee" shall mean a person regularly employed by the Company or a Subsidiary on the effective date of any offering of any stock pursuant to the Plan, provided, however, that no person shall be considered an Eligible Employee unless he/she is customarily employed by the Company or a Subsidiary for more than twenty hours per week and more than five months in a calendar year, and provided further, that the Board of Directors may exclude the employees of any specified Subsidiary from any offering under the Plan.
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(f)  "Option" shall mean the right granted to Eligible Employees to purchase the
     Common Stock under an offering made under the Plan.

(g) "Purchase Period" shall mean the number of calendar months during which installment payments for stock purchased under the Plan shall be made.

(h) "Subscription Period" shall mean that period of time prescribed in any offer of stock under the Plan beginning on the first day employees may elect to purchase shares and ending on the last day such elections are authorized to be received and accepted.

(i) "Subsidiary" shall mean any corporation (other than corporations organized outside of the United States and Puerto Rico) which is or would be a "subsidiary corporation" of the Company as the term defined in Section 424 of the Code.

3. SHARES RESERVED FOR PLAN ADJUSTMENTS

The shares of the Company's Common Stock to be sold to Eligible Employees under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of shares of Common Stock which shall be reserved and made available for sale under the Plan shall be 600,000, provided however, that the maximum number of shares that are available in any one purchase period is 200,000, subject to adjustment as determined by the Compensation Committee.

In the event of a subdivision or combination of the Company's shares (including a stock split), the maximum number of shares which may thereafter be issued and sold under the Plan and the number of shares under elections to purchase at the time of such subdivision or combination will be proportionately increased or decreased, the terms relating to the price at which shares under elections to purchase will be sold will be appropriately adjusted, and such other action will be taken as in the opinion of the Board of Directors is appropriate under the circumstances. In case of a reclassification or other change in the Company's shares, the Board of Directors also will make appropriate adjustments.

4. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Compensation Committee of the Board of Directors. No director of the Company serving as a member of the Committee shall be eligible, at any time while serving as a member of the Committee, to be granted Options under the Plan. The Committee shall be vested with full authority to make, administer and interpret such rules and regulations regarding the Plan or to make amendments to the Plan itself as it may deem advisable (including in the case of a change in control of the Company); provided, however, that no such amendment shall increase the maximum number of shares available for sale under the Plan, otherwise than as requested to reflect a subdivision or a combination as provided in Article 3 hereof, nor shall any such amendment act to expand the persons eligible to participate in the Plan beyond the employees of the Company and its Subsidiaries. Any determination, decision, or action of the Committee in connection with the construction, interpretation,

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administration,  or  application  of the Plan shall be binding upon all Eligible
Employees and all persons claiming under an Eligible Employee.

5. PARTICIPATION IN THE PLAN AND ITS EFFECT ON EMPLOYMENT RELATIONSHIP

Options to purchase Common Stock under the Plan shall be granted only to Eligible Employees. Options to purchase shares shall be granted to all Eligible Employees of the Company or any of its Subsidiaries whose Eligible Employees are granted such rights; provided, however, that in no event may an employee be granted an option under this Plan if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or its Subsidiaries. For the purposes of determining stock ownership under this paragraph, the rules of
Section 424 (d) of the Code shall apply, and stock which the employee may purchase under all outstanding options shall be treated as stock owned by the employee.

Neither the Plan nor any Option held by any Eligible Employee hereunder shall be construed as conferring upon such Eligible Employee any right to continue in the employ of the Company or any Subsidiary, or limit in any respect the right of the Company or any Subsidiary to terminate such Eligible Employee's employment or other relationship with the Company or any Subsidiary, as the case may be, at any time.

6. PURCHASE PRICE

The purchase price for shares of Common Stock purchased pursuant to the Plan (except as otherwise provided herein) will be 85 percent of the lesser of (1) the Average Market Price of the Company's common stock on the first day of the Purchase Period or (2) the Average Market Price of the Company's common stock on the last day of the Purchase Period. If no Average Market Price is available on either or both of these days, the purchase price shall be established based upon 85% of the Average Market Price on the last day prior thereto on which an Average Market Price was available.

7. METHOD OF PAYMENT

Payment for shares purchased pursuant to the Plan shall be made in installments through payroll deductions, with no right of prepayment. Each Eligible Employee electing to purchase shares will authorize the Company to withhold a designated amount from his regular weekly, biweekly, semi-monthly, or monthly pay for each payroll period during the Purchase Period. All such payroll deductions made for an Eligible Employee shall be credited to his/her account under the Plan. At the end of the Purchase Period, each Eligible Employee shall receive in cash, without interest, the balance remaining in his/her account, if any, after the amount in his/her account has been applied to the purchase of whole shares at the applicable purchase price. Only whole shares of Common Stock may be purchased under the Plan.

8. EMPLOYEE'S ELECTION TO PURCHASE-GRANT OF OPTIONS

In order to participate in the Plan, an Eligible Employee must sign an election to purchase shares on a form provided by the Company stating that the Eligible Employee desires to purchase shares under the Plan and showing the aggregate amount which the Eligible Employee elects to have withheld from his pay for such

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Purchase Period and applied to the purchase of shares.  The election to purchase shares must be delivered on or before the last day of the Subscription Period to the person or office designated to receive and accept such elections.

In the event the total maximum number of shares resulting from all elections to purchase under any offering of shares under the Plan exceeds the maximum number of shares offered under Section 3 of the Plan, the Company reserves the right to reduce the maximum number of shares which Eligible Employees may purchase pursuant to their elections to purchase, to allot the shares available in such manner as it shall determine, but generally pro rata to subscriptions received and to grant Options to purchase only for such reduced number of shares. All shares included in any offering under the Plan in excess of the total number of shares which all Eligible Employees elect to purchase and all shares with respect to which elections to purchase are cancelled as provided in Paragraph 12 shall continue to be reserved for the Plan and shall be available for inclusion in any subsequent offering under the Plan.

9. LIMITATIONS ON NUMBER OF SHARES WHICH MAY BE PURCHASED

The following limitations shall apply with respect to the number of shares which may be purchased by each Eligible Employee who elects to participate in an offering under the Plan:

a) No Eligible Employee shall be granted an Option to purchase shares under the Plan if such Eligible Employee immediately after such Option is granted, owns stock or holds Options to purchase stock possessing 5% or more of the total combined voting power or value of the capital stock of the Company or of any of its Subsidiaries; and

b) No Eligible Employee may be granted an Option to purchase shares which permits his rights to purchase stock under the Plan and all other stock option plans of the Company and of any of its Subsidiaries pursuant to Section 423 of the Code to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of such stock (determined on the date the option to purchase is granted).

10. RIGHTS AS STOCKHOLDER

An Eligible Employee will become a stockholder of the Company with respect to shares for which payment has been completed at the close of business on the last business day of the Purchase Period. An Eligible Employee will have no rights as a stockholder with respect to shares under an election to purchase shares until he/she has become a stockholder as provided above. At the end of the Purchase Period, eligible employees will receive a form indicating the methods of distribution of Centennial stock purchased under the Plan.

11. RIGHTS TO PURCHASE SHARES NOT TRANSFERABLE

An Eligible Employee's rights under his election to purchase shares may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution. If this provision is violated, the right of the Eligible Employee to purchase shares shall terminate and the only right remaining under such Eligible Employee's election to purchase will be to have

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paid over to the  person  entitled  thereto  the  amount  then  credited  to the
Eligible Employee's account, without interest.

12. CANCELLATION OF ELECTION TO PURCHASE

An Eligible Employee who has elected to purchase shares may elect on of the three options to change or cancel his/her election one time during the Purchase Period. Only one such election is permitted by any employee during any Purchase Period. Any such cancellation shall be effective upon the delivery by the Eligible Employee of written notice of cancellation to the office or person designated to receive elections. Such notice of cancellation must be so delivered before the close of business on the last business day of the Purchase Period. If an Eligible Employee reduces the amount authorized to be withheld from his/her pay, he/she shall continue to make installment payments at the reduced rate for the remainder of the Purchase Period.

The three options are:

(a) He/She may terminate all future contributions and receive in cash, without interest, as soon as administratively practicable after delivery of the notice of cancellation, the amount then credited to his account, or

(b) He/She may terminate all future contributions but keep his/her existing contributions in his/her account and receive shares at the end of the Purchase Period according to Plan procedures, or

(c)  He/She may reduce the amount of  contributions  withheld from each paycheck
     for  the   remainder  of  the  Purchase   Period  after   delivery  of  the
     Cancellation/Change Authorization form.

13. LEAVE OF ABSENCE OR LAYOFF

An Eligible Employee purchasing stock under the Plan who is granted a leave of absence (including a military leave) during the Purchase Period and such absence is for a period of 90 days or less (or if for a period in excess of 90 days, the Employee's right of reemployment with the Company is guaranteed either by statute or by contract), may during such period of absence make payments in cash to the Company in amounts equal to what such payments would have been pursuant to corresponding payroll deductions.

14. EFFECT OF FAILURE TO MAKE PAYMENTS WHEN DUE

If in any payroll period, for any reason not set forth in Paragraph 13, an Eligible Employee who has filed an election to purchase shares under the Plan has no pay or his/her pay is insufficient (after other authorized deductions) to permit deduction of his/her installment payment, such payment may be made in cash at the time. If not so made, the Eligible Employee, when his/her pay is again sufficient to permit the resumption of installment payments, must pay in cash the amount of the deficiency in his/her account or arrange for uniformly increased installment payments so that, assuming the maximum purchase price per share, payment for the maximum number of shares covered by his/her Option will

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be completed in the last month of the Purchase Period.  If the eligible employee elects to make increased installment payments, he/she may, nevertheless, at any time, make up the remaining deficiency by a lump sum payment. Subject to the above and other provisions of the plan permitting postponement, the Company may, in its sole discretion, treat the failure by an Eligible Employee to make any payment as a cancellation of his/her election to purchase shares. Such cancellation will be effected by mailing notice to him/her at his/her last known business or home address. Upon such mailing, his/her only right will be to receive in cash, without interest, the amount credited to his/her account.

15. DEATH

If an Eligible Employee dies and has an election to purchase shares in effect at the time of his/her death, the legal representative of the deceased Eligible Employee may, within three months from the date of death (but in no event later than the end of the Purchase Period), by delivering written notice to the office or person designated to receive elections, elect to:

(a)  Complete the remaining installment payments in cash,

(b) Make a lump sum payment in the amount of any deficiency for the remaining portion of the Purchase Period, or

(c) Cancel the election to purchase shares in accordance with the provisions of Paragraph 12.

If no such notice is given within such period, the election will be deemed cancelled as of the date of death, and the only right of such legal representative will be to receive in cash, without interest, the amount credited to the deceased Eligible Employee's account.

16. TERMINATION OF EMPLOYMENT OTHER THAN FOR DEATH

If an Eligible Employee's employment is terminated for any reason other than death prior to the end of the Purchase Period, his/her election to purchase shall thereupon be deemed cancelled as of the date on which his employment ended. In such an event, no further payments under such election will be permitted, and the Eligible Employee's only right will be to receive in cash, without interest, the amount credited to his account.

17. APPLICATION OF FUNDS, INTEREST

All funds received by the Company in payment for shares purchased under the Plan and held by the Company at any time may be used for any valid corporate purpose. All cash payments to be made to Eligible Employees hereunder shall be made exclusive of interest.

18. GOVERNMENTAL APPROVALS OR CONSENTS

The Plan shall not be effective unless it is approved by the stockholders of the Company within 12 months after the Plan is adopted by the Board of Directors of the Company. The Plan and any offerings and sales to Eligible Employees under it

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are subject to any  governmental  approvals  or  consents  that may be or become applicable in connection therewith. The Board of Directors of the Company may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority and so that Eligible Employees participating in the Plan will be eligible for tax benefits under the Code or the laws of any state.